SIXTH AMENDMENT AND WAIVER, dated as of November 7, 1995 (the "Amendment and Waiver"), to the Credit Agreement, dated as of November 27, 1991 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"; capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement), among Color Tile, Inc., a Delaware corporation (the "Company"), the financial institutions party thereto (collectively, the "Banks") and Chemical Bank, as agent for the Banks (in such capacity, the "Agent").


                              W I T N E S S E T H :


     WHEREAS, pursuant to a Fifth Amendment, dated as of September 19, 1995, to the Credit Agreement, the Agent and the Banks consented to certain waivers and amendments requested by the Company;

     WHEREAS, the Company has again requested that the Agent and the Banks consent to waive and amend certain provisions of the Credit Agreement; and

     WHEREAS, the Agent and the Banks are willing to consent to the requested waivers and amendments, but only on the terms and subject to the conditions contained herein;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agrees as follows:


I.  WAIVERS.


     1. Waiver of Subsections 8.1 and 8.2. The Banks hereby waive compliance by the Company with subsections 8.1 and 8.2 of the Credit Agreement with respect to the Company's failure to timely deliver the financial and other information and related certificates required to be delivered on or before October 30, 1995 (for the period ended on September 30, 1995), provided that such non-compliance is cured on or before November 14, 1995.

     2. Waiver of Subsection 9.8. The Banks hereby waive compliance by the Company with subsection 9.8 of the Credit Agreement with respect to Fifth Amendment Consolidated Net Worth for the third and fourth fiscal quarters of 1995 and the first fiscal quarter of 1996.

     3. Waiver of Subsection 9.9. The Banks hereby waive compliance by the Company with subsection 9.9 of the Credit Agreement with respect to Fifth Amendment Consolidated Adjusted Operating Profit as of the end of the third and fourth fiscal quarters of 1995 and the first fiscal quarter of 1996, provided that the waiver with respect to the first fiscal quarter of 1996 is subject to the requirement that Fifth Amendment Consolidated Adjusted Operating Profit for the single fiscal quarter ending on such date shall be greater than zero.

     4. Waiver of Subsection 9.10. The Banks hereby waive compliance by the Company with subsection 9.10 of the Credit Agreement with respect to Fifth Amendment Interest Coverage Ratio as of the end of the third and fourth fiscal quarters of 1995 and the first fiscal quarter of 1996.

     5. Waiver of Section 10. The Banks hereby waive the occurrence and continuance of an Event of Default under paragraph (e) of Section 10 of the Credit Agreement by reason of any failure by the Company to pay interest due on December 15, 1995 under the Indenture, dated as of December 15, 1993, made by the Company in favor of U.S. Trust Company of Texas, N.A., as trustee (as in effect on the date hereof, the "Indenture"); or any failure by the Company to pay interest due on December 31, 1995 or March 31, 1996 under the Promissory Note, dated September 28, 1995, made by the Company in favor of Chemical Bank; including any such Event of Default which occurs and continues because any such failure to pay interest under the Indenture or such Promissory Note constitutes a default under any other Indebtedness or Contingent Obligation.


II.  AMENDMENTS.

     1. Conversion of Eurodollar Loans. Notwithstanding anything to the contrary contained in the Credit Agreement, including without limitation, subsection 5.2, from and after the Effective Date (as defined in Article III below), (a) each outstanding Eurodollar Loan shall, at the end of the then-current Interest Period, convert automatically and without need for compliance with the conditions for conversion set forth in subsection 5.2 of the Credit Agreement to an MHTC Rate Loan and (b) subject to the conversion set forth in (a) above, all Loans shall be MHTC Rate Loans.

     2. New Loans and Letters of Credit. Notwithstanding anything to the contrary contained in the Credit Agreement, including without limitation,
Section 4, the aggregate amount outstanding at any one time during the period from November 6, 1995 through and including November 17, 1995 of all new Revolving Credit Loans (exclusive of any conversion of any Eurodollar Loan to an MHTC Rate Loan), new Swing Line Loans and the face amount of any new Letters of Credit shall not exceed $5,000,000.

     3. Interest Deferral. Notwithstanding anything to the contrary contained in the Credit Agreement, including without limitation, subsection 5.5, the Company shall, subject to the terms set forth in this Section 3, be permitted to defer the payment of interest on the Loans otherwise scheduled to be made on the March 31, 1996 Interest Payment Date if (a) the Company fails to make the interest payment due under the Indenture on December 15, 1995 and such failure is continuing on March 31, 1996, and (b) the sum of the balance of funds on deposit in the

     Company's bank accounts,  including its  concentration  account  maintained with Chemical Bank, plus the Available Revolving Credit Commitment (collectively, the "Available Cash"), on March 31, 1996 would be less than $5,000,000 after giving effect to the payment of interest otherwise scheduled to be paid on such date. The Company represents, warrants and covenants that it shall continue to maintain and utilize its concentration account at Chemical Bank in accordance with its past practices. Notwithstanding any such deferral of interest, the Company shall be required to make a partial interest payment on the March 31, 1996 Interest Payment Date in an amount equal to the amount, if any, by which the Available Cash on such date exceeds $5,000,000. Any interest deferred pursuant to this Section 3 shall accrue interest at the non-default rate and such deferred interest (and interest accrued thereon) shall be due and payable on June 30, 1996 (or any such earlier date on which the Company pays the interest due on December 15, 1995 under the Indenture), provided that on Friday of each calendar week, commencing with the first such day to occur after March 31, 1996, the Company shall deliver to the Agent a certificate setting forth the calculation of Available Cash as of such day, and the Company shall make a payment on such day on account of such deferred interest (and interest accrued thereon) in the amount, if any, by which Available Cash on such day exceeds $5,000,000.

     4. Amendment to Section 6. Subsection 6.2 of the Credit Agreement is hereby amended by deleting said subsection in its entirety and by substituting therefor the following:

     "6.2 No Change. Since November 7, 1995, other than any non-cash charges or reserves taken by the Company on or before December 31, 1995, there has been no change, and no development or event involving a prospective change, which has had or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole."


III.  MISCELLANEOUS.

     1. Conditions to Effectiveness. This Amendment and Waiver shall become effective (the "Effective Date") as of the date first above written upon receipt by the Agent of (a) an original executed copy of this Amendment and Waiver duly executed and delivered by a duly authorized officer of the Company, the Agent and each Bank and (b) a consent duly executed and delivered by a duly authorized officer of Holdings and each Subsidiary party to the Subsidiary Guarantee, pursuant to which Holdings and each such Subsidiary shall have consented to this Amendment and Waiver and reaffirmed its obligations under the Guarantee executed by it.

     2. Limited Effect; No Default. The waivers and amendments contained herein shall be limited precisely as drafted and shall not constitute a waiver or amendment of any other terms of the Credit Agreement or otherwise constitute a waiver by the

     Banks of any of their rights under applicable law with respect to the facts or events giving rise to any "Default" or "Event of Default" waived herein, and the provisions of the Credit Agreement, the Notes and the other Credit Documents are and shall remain in full force and effect in accordance with their respective terms. The Company hereby represents and warrants to the Agent and each Bank that, after giving effect to this Amendment and Waiver, (a) each of the representations and warranties made by the Company, Holdings and the Company's Subsidiaries set forth in the Credit Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (b) no Default or Event of Default shall have occurred and be continuing.

     3. Costs and Expenses. The Company hereby agrees to pay on demand all costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment and Waiver, including without limitation, the attorney's fees and expenses incurred with respect thereto by Agent's counsel and counsel to each Bank, including Bank group counsel.

     4. Affirmation of Guarantees. Each of Holdings and each Subsidiary party to the Subsidiaries Guarantee hereby consents to the execution and delivery of this Amendment and Waiver and reaffirms its obligations under the Guarantee executed by such Person.

     5. Counterparts. This Amendment and Waiver may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment and Waiver may be delivered by facsimile transmission of the relevant signature pages hereof.

     6. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment and Waiver to be executed and delivered by their duly authorized officers as of the date first above written.

COLOR TILE, INC.


By: /s/ Bart A. Brown, Jr.

Title: Chief Executive Officer and President


CHEMICAL BANK, as Agent and as a Bank


By: /s/ Mary Ellen Egbert

Title: Vice President


THE BANK OF TOKYO TRUST COMPANY


By: /s/ Victor Bulzaccehello

Title: Vice President


BANQUE FRANCAISE DU COMMERCE EXTERIEUR


By: /s/ Iain A. Whyte

Title: Assistant Vice President



By: /s/ Mark A. Harrington

Title: Vice President and Regional Manager


COMPAGNIE FINANCIERE DE CIC ET DE
  L'UNION EUROPEENNE


By: /s/ Sean mounier

Title: First Vice President


By: /s/ Marcus Edward

Title: Vice President

CREDIT LYONNAIS NEW YORK BRANCH


By: /s/ Alan Sidrane

Title: Vice President


FIRST SOURCE FINANCIAL LLP

By First Source Financial, Inc.,
  its agent and manager


By:  /s/ Robert Coseo

Title:  Senior Vice President


SOCIETE GENERALE


By:  /s/ Philippe Daune

Title:  First Vice President


BANQUE PARIBAS


By:  /s/ Edward Canale

Title:  Senior Vice President



By:  /s/ Gary Binning

Title:  Vice President


MERRILL LYNCH, PIERCE, FENNER
  & SMITH, INC.


By:  /s/

Title:


UBS MORTGAGE FINANCE, INC.


By:  /s/

Title:

NATIONSBANK OF TEXAS, N.A.


By:  /s/ William Livingston

Title: Senior Vice President


PILGRIM PRIME RATE TRUST


By:  /s/ Kathleen Lenarcic

Title:  Assistant Portfolio Manager


PROSPECT STREET SENIOR PORTFOLIO, L.P.

By:  Prospect Street Senior Loan Corp.,
as Managing General Partner



By:  /s/ Preston I. Carnes. Jr.

Title:  Vice President



VAN KAMPEN MERRITT PRIME RATE
INCOME TRUST


By:  /s/ Kathleen Zarn

Title:  Vice President


FIRST INTERSTATE BANK OF TEXAS, N.A.


By:  /s/ Roger Fruendt

Title:  Vice President


THE DAIWA BANK LTD.


By:  /s/ James Wang

Title:  Vice President and Manager



By:  /s/

Title:  Vice President

     Each of the following guarantors hereby confirms that it has duly executed and delivered a Guarantee, consents to the execution and delivery of the foregoing Amendment and Waiver and reaffirms its obligations under the Guarantee executed by it.


COLOR TILE HOLDINGS, INC.



By:/s/ Bart A. Brown, Jr.


Title:Chief Executive Officer and
        President



COLOR TILE FRANCHISING, INC.


By:/s/ Bart A. Brown, Jr.


Title:Chief Executive Officer and
        President


COLOR TILE MANUFACTURING, INC.


By:/s/ Bart A. Brown, Jr.


Title:Chief Executive Officer and
        President

C. TILE TRANSPORTATION, INC.


By:/s/ Bart A. Brown, Jr.


Title:Chief Executive Officer and
        President

AMERICAN BLIND AND WALLPAPER
FACTORY, INC.


By:/s/ Bart A. Brown, Jr.


Title:Chief Executive Officer